UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 15, 2014

STRATEGABIZ, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-11730	84-1089377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

922 Chappel Valley Loop
Lehi, Utah 84043
(Address of Principal Executive Offices)

801-592-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws
        Effective December 15, 2015, the StrategaBiz, Inc. (formerly Agricon Global Corporation), a Delaware corporation (the “Company”), effected a 30 for 1 reverse stock split of its authorized and outstanding common stock by filing an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.  As a result, the previously issued and outstanding number of shares of common stock has decreased from 98,660,002 shares of common stock to 3,288,280.  Stockholders holding less than 30 shares of common stock prior to the reverse stock split will receive cash rather than fractional shares.   There was no change in the number of authorized shares nor was there a change in the par value.
.
In addition, the Company changed its name from Agricon Global Corporation to StrategaBiz, Inc.

Item 7.01	Regulation FD Disclosure.

The name change and reverse stock split became effective with the OTC Markets at the opening for trading December 16, 2014 under the stock symbol “AGRCD”.  A new symbol of “SGBZ” on or about January 12, 2015 and our stock will commence trading under the symbol “SGBZ” at that time.  Our new CUSIP number is 86271B106.

Exhibit Number	Description of Exhibits
3.2	Amended and Restated Certificate of Incorporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 23th day of December 2014.

STRATEGABIZ, INC.
By:	/s/ Robert K. Bench
	Name:	Robert K. Bench
	Title:	President

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description of Exhibits
3.2	Amended and Restated Certificate of Incorporation